Exhibit 99.1

News Release

Contact: Brian W. Wingard Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER 2016 EARNINGS

Clearfield, Pennsylvania – October 20, 2016

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter and first nine months of 2016. Highlights include the following:

•	Net income of $6.4 million, or $0.44 per share, in the third quarter of 2016, compared to net income of $5.5 million, or $0.38 per share, in the third quarter of 2015.

•	Pre-tax income of $9.0 million for the three months ended September 30, 2016, compared to pre-tax income of $7.5 million for the three months ended September 30, 2015, excluding the effects of realized gains on the sale of available-for-sale securities and certain one-time costs as described in the financial tables.

•	Net income of $15.5 million, or $1.07 per share, for the nine months ended September 30, 2016, compared to net income of $16.7 million, or $1.16 per share, for the nine months ended September 30, 2015.

•	Pre-tax income of $23.2 million for the nine months ended September 30, 2016, compared to pre-tax income of $22.3 million for the nine months ended September 30, 2015, excluding the effects of realized gains on the sale of available-for-sale securities and certain one-time costs as described in the financial tables.

•	Loans of $1.80 billion as of September 30, 2016, including loans acquired from Lake National Bank of $126.1 million, compared to loans of $1.52 billion as of September 30, 2015.

•	Deposits of $2.02 billion as of September 30, 2016, including deposits acquired from Lake National Bank of $139.6 million, compared to deposits of $1.85 billion as of September 30, 2015.

•	Tangible book value per share of $11.97 as of September 30, 2016, an increase of 1.4% over tangible book value per share of $11.80 as of September 30, 2015, even after considering intangible assets associated with the acquisition of Lake National Bank.

•	Non-performing assets of $16.5 million, or 0.65% of total assets as of September 30, 2016, compared to $12.9 million, or 0.57% of total assets, as of September 30, 2015.

CNB acquired Lake National Bank (“LNB”) on July 15, 2016. Under the terms of the merger agreement, LNB merged with and into CNB Bank, with CNB being the surviving corporation of the merger. Cash consideration paid to LNB shareholders was $24.75 million, and goodwill of $12.0 million was recorded in the combination.

In September 2016, CNB completed a private placement of $50 million, in aggregate principal amount, of fixed-to-floating rate subordinated notes. These subordinated notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines and were given an investment grade rating of BBB- by Kroll Bond Rating Agency. CNB injected the net proceeds from the subordinated notes into its bank subsidiary, CNB Bank, and intends to use the capital for general corporate purposes, including loan growth, additional liquidity, and working capital.

“The successful closing of our previously announced acquisition of Lake National Bank is already providing CNB with enhanced commercial lending opportunities in the greater Cleveland market, and our entry into the Buffalo market is ahead of plan.” Joseph B. Bower, Jr., President and CEO, went on to say, “The issuance of subordinated notes at the end of the third quarter and resulting increase in regulatory capital will facilitate the continued expansion of our franchise in both new and legacy markets.”

Net Interest Margin

Net interest margin on a fully tax equivalent basis was 3.76% for the nine months ended September 30, 2016, compared to 3.74% for the nine months ended September 30, 2015. Net accretion included in loan interest income in the first nine months of 2016 related to acquired loans was $694 thousand, resulting in an increase in the net interest margin of 4 basis points. Net accretion included in loan interest income in the first nine months of 2015 related to acquired loans was $1.9 million, resulting in an increase in the net interest margin of 12 basis points.

Consistent with the trends across the financial services industry during this historically low interest rate environment, during 2015 and the first nine months of 2016, CNB experienced continued pressure on its net interest margin as a result of loans repricing downward and new loans with market yields significantly below historical averages. Throughout the current interest rate cycle, CNB has been able to gradually lower its cost of funds, primarily through disciplined deposit pricing and refinancing of long-term borrowings. The cost of interest-bearing liabilities was 65 basis points during the first nine months of 2016, compared to 72 basis points during the first nine months of 2015.

Asset Quality

During the three and nine months ended September 30, 2016, CNB recorded a provision for loan losses of $622 thousand and $2.0 million, as compared to a provision for loan losses of $463 thousand and $1.9 million for the three and nine months ended September 30, 2015. Net chargeoffs during the three and nine months ended September 30, 2016 were $907 thousand and $3.1 million, as compared to $731 thousand and $2.0 million for the three and nine months ended September 30, 2015. As a result of the purchase accounting requirements associated with a business combination, the allowance for loan losses previously recorded by LNB did not carry over to the financial statements of CNB. Instead, CNB recorded a fair value adjustment to the loans acquired from LNB resulting in a reduction in the loan balance of $4.3 million, which will be accreted into loan income in proportion to the reduction of the loan principal balances.

The increase in chargeoffs was primarily attributable to consumer loans held in CNB’s consumer discount company, Holiday Financial Services Corporation. There were no new impaired commercial loan relationships that required a significant loss reserve in the first nine months of 2016. In addition, one impaired commercial and industrial loan that had a loss reserve of $671 thousand at June 30, 2016 was repaid in full in July 2016, resulting in no loss to CNB.

Non-Interest Income

Non-interest income was $4.5 million and $13.1 million for the three and nine months ended September 30, 2016, compared to $4.0 million and $12.4 million for the three and nine months ended September 30, 2015. In the second quarter of 2016, CNB realized gains on the sale of available-for-sale securities in the amount of $1.0 million, including $922 thousand on the sale of two structured pooled trust preferred securities that had no carrying value due to other-than-temporary impairment charges recorded in previous periods.

Non-Interest Expenses

Total non-interest expenses were $17.1 million and $50.7 million during the three and nine months ended September 30, 2016, compared to $15.0 million and $43.4 million during the three and nine months ended September 30, 2015. Throughout 2015 and the first nine months of 2016, CNB made numerous infrastructure, personnel, and technology investments to facilitate its continued growth. In order to better serve our customers and improve operational efficiencies, CNB completed a core processing system upgrade in May 2016. Included in non-interest expenses in 2016 are $3.6 million of non-recurring items, with costs associated with our core processing system upgrade of $1.6 million, merger related expenses of $481 thousand, and a prepayment penalty associated with the early payoff of long-term borrowings of $1.5 million. The borrowings totaled $40 million and carried interest rates ranging from 3.97% to 4.60%, and the resulting interest expense savings are projected at $870 thousand for 2016 and $1.0 million for 2017.

Salaries and benefits expense increased $2.2 million, or 10.1%, during the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015. As of September 30, 2016, CNB had 471 full-time equivalent staff, compared to 430 full-time equivalent staff as of September 30, 2015. The staff added during this period included both customer-facing personnel such as business development and wealth management officers, as well as support department personnel. In addition, CNB retained 20 employees in connection with its acquisition of Lake National Bank.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.5 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, three loan production offices, 31 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, and 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
(Dollars in thousands, except share and per share data)
	2016	2015	% change	2016	2015	% change
Income Statement
Interest income	$24,956	$22,237	12.2%	$69,495	$65,184	6.6%
Interest expense	3,025	3,199	-5.4%	9,219	9,405	-2.0%

Net interest income	21,931	19,038	15.2%	60,276	55,779	8.1%
Provision for loan losses	622	463	34.3%	2,038	1,892	7.7%

Net interest income after provision for loan losses	21,309	18,575	14.7%	58,238	53,887	8.1%

Non-interest income
Service charges on deposit accounts	1,162	1,171	-0.8%	3,149	3,282	-4.1%
Other service charges and fees	653	838	-22.1%	1,837	2,223	-17.4%
Wealth and asset management fees	795	711	11.8%	2,298	2,228	3.1%
Net realized gains on available-for-sale securities	2	73	-97.3%	1,007	564	78.5%
Net realized and unrealized gains (losses) on trading securities	235	(260)	NA	265	(321)	NA
Mortgage banking	388	164	136.6%	706	484	45.9%
Bank owned life insurance	281	288	-2.4%	807	853	-5.4%
Other	957	1,009	-5.2%	3,000	3,065	-2.1%

Total non-interest income	4,473	3,994	12.0%	13,069	12,378	5.6%

Non-interest expenses
Salaries and benefits	8,506	7,572	12.3%	23,905	21,710	10.1%
Net occupancy expense of premises	2,212	1,764	25.4%	5,932	5,357	10.7%
FDIC insurance premiums	387	338	14.5%	1,049	957	9.6%
Core Deposit Intangible amortization	347	259	34.0%	779	777	0.3%
Prepayment penalties - long-term borrowings	—	—	NA	1,506	—	NA
Core processing conversion costs	42	—	NA	1,597	—	NA
Merger costs	266	—	NA	481	—	NA
Other	5,336	5,073	5.2%	15,414	14,565	5.8%

Total non-interest expenses	17,096	15,006	13.9%	50,663	43,366	16.8%

Income before income taxes	8,686	7,563	14.8%	20,644	22,899	-9.8%
Income tax expense	2,270	2,041	11.2%	5,144	6,210	-17.2%

Net income	$6,416	$5,522	16.2%	$15,500	$16,689	-7.1%

Average diluted shares outstanding	14,381,888	14,334,888		14,368,013	14,366,180
Diluted earnings per share	$0.44	$0.38	15.8%	$1.07	$1.16	-7.8%

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
(Dollars in thousands, except share and per share data)
	2016	2015	% change	2016	2015	% change
Cash dividends per share	$0.165	$0.165	0.0%	$0.495	$0.495	0.0%
Payout ratio	38%	43%		46%	43%
Average Balances
Loans, net of unearned income	$1,801,675	$1,500,716		$1,677,554	$1,428,890
Total earning assets	2,343,221	2,115,811		2,230,574	2,078,060
Total assets	2,533,904	2,253,337		2,386,184	2,219,653
Total deposits	2,031,639	1,868,824		1,928,603	1,856,366
Shareholders’ equity	215,342	199,328		211,363	196,207
Performance Ratios (quarterly information annualized)
Return on average assets	1.01%	0.98%		0.87%	1.00%
Return on average equity	11.92%	11.08%		9.78%	11.34%
Net interest margin (FTE)	3.88%	3.75%		3.76%	3.74%
Loan Charge-Offs
Net loan charge-offs	$907	$731		$3,072	$2,029
Net loan charge-offs / average loans	0.20%	0.19%		0.24%	0.19%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and one-time expenses including prepayment penalties on long-term borrowings, core processing conversion costs, and merger costs:

	(unaudited)			(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	(Dollars in thousands)
	2016	2015	% change	2016	2015	% change
Pre-tax net income, GAAP basis	$8,686	$7,563	14.8%	$20,644	$22,899	-9.8%
Net realized (gains) losses on available-for-sale securities	(2)	(73)	-97.3%	(1,007)	(564)	78.5%
Prepayment penalties - long-term borrowings	—	—	NA	1,506	—	NA
Core processing conversion costs	42	—	NA	1,597	—	NA
Merger costs	266	—	NA	481	—	NA

Pre-tax net income, non-GAAP	$8,992	$7,490	20.1%	$23,221	$22,335	4.0%

	(unaudited)		(unaudited)
	September 30	December 31,	September 30,	% change versus
	2016	2015	2015	12/31/15	9/30/15
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,800,640	$1,577,798	$1,516,121	14.1%	18.8%
Loans held for sale	2,814	1,381	551	103.8%	410.7%
Investment securities	511,388	550,619	591,822	-7.1%	-13.6%
FHLB and other equity interests	18,334	15,921	13,438	15.2%	36.4%
Other earning assets	2,117	3,959	4,589	-46.5%	-53.9%

Total earning assets	2,335,293	2,149,678	2,126,521	8.6%	9.8%
Allowance for loan losses	(15,703)	(16,737)	(17,236)	-6.2%	-8.9%
Goodwill	39,185	27,194	27,194	44.1%	44.1%
Core deposit intangible	3,200	2,395	2,626	33.6%	21.9%
Other assets	177,969	122,606	120,617	45.2%	47.5%

Total assets	$2,539,944	$2,285,136	$2,259,722	11.2%	12.4%

	(unaudited)		(unaudited)
	September 30	December 31,	September 30,	% change versus
	2016	2015	2015	12/31/15	9/30/15
	(Dollars in thousands, except share and per share data)
Non interest-bearing deposits	$293,049	$263,639	$270,816	11.2%	8.2%
Interest-bearing deposits	1,730,732	1,551,414	1,576,876	11.6%	9.8%

Total deposits	2,023,781	1,815,053	1,847,692	11.5%	9.5%
Borrowings	205,202	220,515	166,030	-6.9%	23.6%
Subordinated debt	70,620	20,620	20,620	242.5%	242.5%
Other liabilities	24,852	27,035	25,529	-8.1%	-2.7%
Common stock	—	—	—	NA	NA
Additional paid in capital	77,543	77,827	77,677	-0.4%	-0.2%
Retained earnings	131,643	123,301	120,170	6.8%	9.5%
Treasury stock	(163)	(1,114)	(1,146)	-85.4%	-85.8%
Accumulated other comprehensive income	6,466	1,899	3,150	240.5%	NA

Total shareholders’ equity	215,489	201,913	199,851	6.7%	7.8%

Total liabilities and shareholders’ equity	$2,539,944	$2,285,136	$2,259,722	11.2%	12.4%

Ending shares outstanding	14,465,210	14,408,430	14,406,481
Book value per share	$14.90	$14.01	$13.87
Tangible book value per share (*)	$11.97	$11.96	$11.80
Capital Ratios
Tangible common equity / tangible assets (*)	6.93%	7.64%	7.63%
Tier 1 leverage ratio	7.71%	8.73%	8.64%
Common equity tier 1 ratio	9.43%	10.90%	11.17%
Tier 1 risk based ratio	10.52%	12.14%	12.46%
Total risk based ratio	14.11%	13.18%	13.58%
Asset Quality
Non-accrual loans	$15,325	$12,159	$12,161
Loans 90+ days past due and accruing	70	105	193

Total non-performing loans	15,395	12,264	12,354
Other real estate owned	1,147	925	563

Total non-performing assets	$16,542	$13,189	$12,917

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,870	$9,304	$8,108
Non-performing TDR loans **	3,202	5,637	5,833

Total TDR loans	$12,072	$14,941	$13,941

Non-performing assets / Loans + OREO	0.92%	0.84%	0.85%
Non-performing assets / Total assets	0.65%	0.58%	0.57%
Allowance for loan losses / Loans	0.87%	1.06%	1.14%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
**	- Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)		(unaudited)
	September 30	December 31,	September 30,
	2016	2015	2015
Shareholders’ equity	$215,489	$201,913	$199,851
Less goodwill	39,185	27,194	27,194
Less core deposit intangible	3,200	2,395	2,626

Tangible common equity	$173,104	$172,324	$170,031

Total assets	$2,539,944	$2,285,136	$2,259,722
Less goodwill	39,185	27,194	27,194
Less core deposit intangible	3,200	2,395	2,626

Tangible assets	$2,497,559	$2,255,547	$2,229,902

Ending shares outstanding	14,465,210	14,408,430	14,406,481
Tangible book value per share	$11.97	$11.96	$11.80
Tangible common equity/Tangible assets	6.93%	7.64%	7.63%